Exhibit 99.1
For Release August 4, 2006—1:30 p.m. PT
STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,
ANNOUNCES ACQUISITION OF MORTGAGE BANKING
OPERATIONS IN NORTHERN CALIFORNIA
INTERVEST-Mortgage Investment Company, a subsidiary of Sterling Savings Bank, announced the acquisition of certain assets of Mason-McDuffie Financial Corporation.
Spokane, Washington, August 4, 2006 – Sterling Financial Corporation (NASDAQ:STSA) today announced that INTERVEST-Mortgage Investment Company (“INTERVEST”), a wholly owned subsidiary of Sterling Savings Bank, has acquired the servicing portfolio and other assets of Mason-McDuffie Financial Corporation, a well known mortgage banking operation in Northern California.
In connection with the transaction, which closed on July 31, 2006, INTERVEST acquired certain assets of the Mason-McDuffie Financial Corporation, including the name. The Mason-McDuffie name has been synonymous with real estate in the Northern California area since 1887. Located in Oakland, California, Mason-McDuffie services over $625,000,000 of commercial real estate loans for several life insurance companies.
John Harlow, President of INTERVEST, commented, “This is an exciting combination. Since opening an office in Sacramento in 2004, INTERVEST has originated over $450,000,000 in construction and interim loans in that region. The combination of the Oakland office of Mason-McDuffie with INTERVEST’s Sacramento office will create a full service mortgage banking operation, “second to none” in Northern California. This will increase the long-term competitive financing available to our Sacramento customers and expect that the Oakland office will be able to access and grow our construction/interim lending activity in the Bay Area.”
In Northern California, INTERVEST will operate under the name of Mason-McDuffie Financial Corporation. Campbell O’Neill will be the President of Mason-McDuffie and lead INTERVEST’s lending activities in that area. Campbell has been with Mason-McDuffie for over 35 years.
Sterling’s Chairman and Chief Executive Officer, Harold B. Gilkey, commented, “We are very pleased to welcome the employees, customers and investors of Mason-McDuffie into the Sterling family. Mason-McDuffie is a superb strategic fit for Sterling in terms of geography, demographics and client service philosophy, and represents a unique opportunity to expand our franchise, strengthen our footprint, and expand our ability to provide Sterling’s Hometown Helpful® products and services to the California market.”

ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Utah, Arizona and California. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is residential mortgage origination of single-family permanent loans and residential construction financing. Golf Savings Bank’s primary market area is the greater Puget Sound area of Washington State. Golf Savings Bank originates loans through a mortgage origination office in Kennewick, Washington, as well as eight retail mortgage loan production offices, throughout the Puget Sound area.
FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

Investor Contacts:	Sterling Financial Corporation
Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711

Marie Hirsch
AVP, Director of Investor Relations
509-354-8165

Media Contacts:	Jennifer Lutz
Public Relations Specialist
509-458-2711 – extension 6545